UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 4, 2013

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of GulfMark Offshore, Inc. (the “Company”) was held on June 4, 2013, at The St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, NY 10022.  The stockholders of the Company voted on three proposals and cast their votes as described below.

1.  ELECTION OF SEVEN DIRECTORS

All seven nominees for Director were elected to serve until the 2014 Annual Meeting and until their successors are duly elected and qualified. The following table sets forth the voting results with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter I. Bijur	21,017,026	203,655	3,455,207
David J. Butters	20,172,249	1,048,432	3,455,207
Brian R. Ford	21,020,633	200,048	3,455,207
Sheldon S. Gordon	20,822,555	398,126	3,455,207
Quintin V. Kneen	20,894,385	326,296	3,455,207
Robert B. Millard	20,829,145	391,536	3,455,207
Rex C. Ross	20,886,399	334,282	3,455,207

2.  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

A proposal to approve named executive officer compensation was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,276,837	876,886	66,958	3,455,207

3. A PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

A proposal to ratify the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2013 was approved by the following votes:

Votes For	Votes Against	Abstain
24,623,655	13,440	38,792

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2013		GulfMark Offshore, Inc.

	By:	/s/ James M. Mitchell
	Name:	James M. Mitchell
	Title:	Executive Vice President and Chief Financial Officer